MASTER AGREEMENT
                         DST FAN SERVICES - MUTUAL FUNDS

         AGREEMENT (this "Agreement") made as of October 8, 2007 (the "Effective Date") by and between DST Systems, Inc., a Delaware corporation ("DST") and The Japan Fund, Inc., a Maryland corporation ("Customer"). DST and Customer are together referred to herein as the "Parties" and individually as the "Party".

         WHEREAS, DST is a provider of transfer agency, shareholder recordkeeping and related services to the financial services industry; and

         WHEREAS, Customer desires to utilize DST FAN Services to provide access to account information and certain on-line transaction request capabilities in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Except as may be modified in a Service Exhibit, the following definitions shall apply to this Agreement. Additional terms may be defined in the Agreement and in the exhibits that describe the FAN Services to be provided by DST for Customer.

         o "Customer-Controlled Content Areas" shall mean those DST-designated areas within DST-designated screens of the DST Web Site where Customer may optionally publish marketing or other types of Customer-specific content. Customer makes content updates and changes directly to those areas in the DST Web Site through a secured Application Programming Interface (API) or through a password protected DST-provided update facility made available by DST only to Customer.

         o "DST Web Site" shall mean the collection of electronic documents or pages residing on DST's computer system, linked to the Internet and accessible by hypertext link through the World Wide Web, where the Transaction data fields and related screens provided by DST may be viewed by Users who access such site.

         o "FAN" shall mean the DST Financial Access Network, a DST computer and software system that provides an interface between the Internet and public data network service providers and the transfer agency systems of Funds for the purposes of communicating Fund data and information and Transaction requests.

         o "FAN Options" shall mean the series of edits and instructions provided by Customer to DST in writing, through which Customer specifies its instructions for Transactions available through the various FAN Services, e.g., minimum and maximum purchase, redemption and exchange amounts.

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         o "FAN Services" shall mean the services provided by DST utilizing
FAN(R), the DST Web Site, the Internet, and other software, equipment and systems provided by DST and telecommunications carriers and firewall providers, whereby Transactions may be requested in each Fund by Users accessing the DST Web Site via the Internet.

         o "Fund(s)" shall mean the various registered investment companies (mutual funds) for which Customer provides various services and which Customer designates for participation in FAN Services from time to time by written notice to DST.

         o "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         o "Security Procedures" shall mean the procedures, including the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information transmitted via FAN Services.

         o "Service Exhibit" shall mean the service exhibits attached hereto which outline the particular FAN Services to be provided by DST to Customer.

         o "Transactions" shall mean account inquiries, purchases, redemptions, exchanges and other transactions offered through FAN Services as specified in each Service Exhibit.

         o "User(s)" shall mean record owners or authorized agents of record owners of shares of a Fund, including brokers, investment advisors and other financial intermediaries or other Persons authorized to access a particular FAN Service pursuant to the terms of a Service Exhibit.

                                   ARTICLE II

                         USE OF FAN SERVICES BY CUSTOMER
                         -------------------------------

         Section 2.1 SELECTION OF FAN SERVICES. DST will perform, and Customer has selected, the FAN Services described on the Service Exhibits attached to this Agreement. New Service Exhibits describing additional FAN Services may be added to this Agreement from time to time by mutual written agreement of DST and Customer, and such additional FAN Services shall be subject to the terms of this Agreement.

         Section 2.2 DST RESPONSIBILITIES. During the Term and subject to the provisions of this Agreement, DST shall, at its expense (unless otherwise provided for herein) perform the FAN Services as described in each Service Exhibit, including provision of all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate and maintain FAN and the DST Web Site.

         Section 2.3 CUSTOMER RESPONSIBILITIES. During the Term and subject to the provisions of this Agreement, Customer shall at its expense (unless otherwise provided for herein) fulfill, or cause to be


                                       2
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fulfilled by the Funds or otherwise, the Customer obligations, if any, set forth in each Service Exhibit to this Agreement.

         Section 2.4 CHANGE IN DESIGNATED FUNDS. Upon thirty (30) days prior notice to DST, Customer may change the Funds designated to participate in FAN Services by delivering to DST, in writing, a revised list of participating Funds.

         Section 2.5 FAN OPTIONS. Customer is responsible for establishing implementation procedures and options available for each FAN Service, as specified in the applicable Service Exhibit.

         Section 2.6 SCOPE OF DST OBLIGATIONS. DST shall at all times use reasonable commercial efforts in performing FAN Services under this Agreement. In performing FAN Services under this Agreement, DST shall comply with the U.S. federal securities laws, including the Securities Act of 1933 and the Investment Company Act of 1940 to the extent such laws are applicable to DST's performance of the FAN Services. In the absence of breach of its obligations under this Agreement, DST shall not be liable for any loss or damage suffered in connection with the use of FAN Services. With respect to instructions provided to DST by Customer including, but not limited to, FAN Options, DST shall be presumed to have fulfilled its obligations if it has acted in accordance with such instructions. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from Security Procedures which DST has implemented or omitted, DST shall be presumed to have fulfilled its obligations if it has followed, in all material respects, at least those Security Procedures described in the Security Procedures attachment to each Service Exhibit to this Agreement. DST may, but shall not be required to, modify such Security Procedures from time to time to the extent it believes, in good faith, that such modifications will not diminish the security of FAN. All data and information transmissions via FAN Services are provided for Customer's convenience and the convenience of Users and are not intended to be used by Customer either to satisfy its regulatory requirements or to comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry, which compliance is the sole responsibility of Customer. Without limiting the scope of DST's obligations hereunder, Customer acknowledges and agrees that its Users are responsible for verifying the accuracy and receipt of all data or information transmitted via FAN Services. Customer is responsible for advising its Users promptly to notify the Fund's transfer agent of any errors or inaccuracies such Users have identified relating to shareholder data or information transmitted via FAN Services.

                                   ARTICLE III

                                      FEES
                                      ----

         As consideration for the performance by DST of the FAN Services, Customer will pay DST the fees relating to each such service as set forth in each Service Exhibit attached to this Agreement. DST will deliver a monthly billing report to Customer including a report of Transactions, by type, processed through FAN Services.

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                                   ARTICLE IV

                               PROPRIETARY RIGHTS
                               ------------------

         Customer acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, interface formats or protocols, trade secrets, proprietary information or distribution and communication networks of DST. If DST provides software to Customer pursuant to this Agreement, it shall be used by Customer only during the term of this Agreement and only in accordance with the provisions of this Agreement to provide connectivity to and through DST, and shall not be used by Customer to provide connectivity to or through any other system or Person. Any software, interfaces and interface formats and protocols developed by DST shall not be used by Customer for any purposes other than utilizing FAN Services or to connect Customer to any transfer agency system or any other Person without DST's prior written approval. Customer shall not copy (other than for purposes of a back-up copy), decompile or reverse engineer any software provided to Customer by DST. Customer also agrees not to take any action which would mask, delete or otherwise alter any DST on-screen disclaimers and copyright, trademark and service mark notifications provided by DST from time to time, or any "point and click" features relating to User acknowledgment and acceptance of such disclaimers and notifications.

                                    ARTICLE V

                              TERM AND TERMINATION
                              --------------------

         Section 5.1 TERM. Unless terminated earlier as provided in this Article V, this Agreement shall be effective as of the Effective Date and shall continue in force and effect until the expiration or termination of the last Service Exhibit between DST and Customer then in effect (the "Term").

         Section 5.2 TERMINATION. Throughout the Term, either Party shall have the right to terminate this Agreement on written notice to the other Party of the other Party's material breach of this Agreement and such Party's failure to cure such breach within thirty (30) days.

         Section 5.3 EFFECT OF TERMINATION. In the event of a termination under the provisions of this Article V, the Parties will have no continuing obligations to one another other than the obligation to return to one another the confidential or proprietary materials of the other in their possession.

                                   ARTICLE VI

                     INDEMNIFICATION; LIABILITY LIMITATIONS
                     --------------------------------------

         SECTION 6.1 NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, THE FAN SERVICES AND ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS AGREEMENT AND ITS EXHIBITS ARE PROVIDED "AS-IS," ON AN "AS AVAILABLE" BASIS, AND DST HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING SERVICES PROVIDED BY DST HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND


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IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

         Section 6.2 LIMITATION OF LIABILITY. Under no other circumstances shall DST be liable hereunder for indirect, incidental, consequential, special, exemplary or punitive damages (even if DST has been advised of or has foreseen the possibility of such damages), arising from the use or inability to use any of the FAN Services, the DST Web Site or FAN, or under any provision of this Agreement, such as, but not limited to, loss of revenue or anticipated profits or lost business. Without limiting any of the foregoing terms of this Section, DST's aggregate liability under this Agreement, under any theory of law, tort or otherwise, for claims arising in connection with the performance of FAN Services shall not exceed an amount exceeding the aggregate fees received by DST pursuant to Article III during (i) the twelve months preceding the date on which the claim arises or (ii) if the claim arises after the termination of this Agreement, the twelve months preceding the date of termination of this Agreement.

NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION SHALL NOT APPLY TO CLAIMS ARISING FROM THE FRAUD OR INTENTIONAL MALEVOLENT ACT OF DST. FOR PURPOSES OF THIS SECTION 6.2, AN INTENTIONAL MALEVOLENT ACT SHALL MEAN ANY ACT (OR OMISSION TO ACT) UNDERTAKEN PURPOSEFULLY UNDER CIRCUMSTANCES IN WHICH THE PERSON(S) ACTING KNOWS OR HAS REASON TO BELIEVE THAT SUCH ACT OR OMISSION IS A BREACH OF THIS AGREEMENT OR OTHERWISE WILL CAUSE DAMAGE OR HARM TO A PARTY.

         Section 6.3 INDEMNITY. (a) Customer hereby indemnifies and holds DST harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, arising in connection with the use of, or inability to use, the FAN Services by any User, except to the extent such liabilities are attributable to the failure by DST to perform its obligations under this Agreement or to fraud or Intentional Malevolent Act on the part of DST.

                  (b) Subject to the limitation on total damages contained in
Section 6.2, above, and to the extent DST is not entitled to indemnification pursuant to Section 6.3(a) above (but only to the extent of such right), DST shall indemnify and hold Customer harmless from, and shall defend it against, any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, asserted against Customer by a third party to the extent arising out of or attributable to:

                      (i) DST's refusal or failure to comply with the covenants or terms or conditions of this Agreement; or
                      (ii) DST's failure to exercise the standard of care as described in Section 2.6.

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                                   ARTICLE VII

                                 CONFIDENTIALITY
                                 ---------------

         Section 7.1 DST CONFIDENTIAL INFORMATION. Customer acknowledges and agrees that the terms and conditions of this Agreement, FAN (including by way of example and without limitation all Security Procedures, processes, algorithms, designs, techniques, code, screen and data formats, interface formats and protocols, and structures contained or included therein) and other information obtained by them concerning the other software, software applications, equipment configurations, and business of DST (the "DST Confidential Information") is confidential and proprietary to DST. Customer further agrees to use the DST Confidential Information only as permitted by this Agreement, to maintain the confidentiality of the DST Confidential Information and not to disclose the DST Confidential Information, or any part thereof, to any other person, firm or corporation, except as may otherwise be required by law, regulation or governmental authority; provided, however, in such event Customer provides DST prompt notice of such requirement to disclose to the extent permitted by law, regulation or governmental authority. Customer acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. Customer consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, Customer's ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

         Section 7.2 CUSTOMER CONFIDENTIAL INFORMATION. DST acknowledges and agrees that the terms and conditions of this Agreement, any information obtained by DST concerning the software and software applications (including by way of example and without limitation all data in the Files and algorithms, designs, techniques, code, screen and data formats and structures contained or included therein), equipment configurations, personal information regarding the customers and consumers of Customer and business of Customer (the "Customer Confidential Information") is confidential and proprietary to Customer. DST hereby agrees to use the Customer Confidential Information only as permitted by this Agreement, to maintain the confidentiality of the Customer Confidential Information and not to disclose the Customer Confidential Information, or any part thereof, to any other person, firm or corporation except as may otherwise be required by law, regulation or governmental authority; provided, however, in such event DST provides Customer prompt notice of such requirement to disclose to the extent permitted by law, regulation or governmental authority. DST acknowledges that disclosure of the Customer Confidential Information may give rise to an irreparable injury to Customer inadequately compensable in damages. Accordingly, Customer may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. DST consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, DST's ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

         Section 7.3 CONSUMER PRIVACY. (a) Customer and DST shall each comply with all applicable laws, rules and regulations relating to privacy, confidentiality, security, data security and the handling of personal financial information applicable to it that may be established from time to time, including but not limited to the Gramm-Leach-Bliley Act and Securities and Exchange Commission Regulation S-P (17 CFR Part 248) promulgated thereunder.

                  (b) As between the Customer and DST, Fund Customer Information (as defined below) is and will remain the sole and exclusive property of the Customer. "Fund Customer Information" means all the data however collected or received, including without limitation through

"cookies" or non-electronic means, pertaining to or identifying a customer(s) or prospective customer(s) of Customer (collectively, "Fund Customers"), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data of a Fund Customer or (ii) any other information or data that (A) reflects a Fund Customer's use of, interaction with or registration for a Customer service, including the Customer's web site and (B) identifies in any way such Fund Customer. For the avoidance of doubt, Fund Customer Information shall include all "nonpublic personal information," as defined under the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138) ("GLB Act"). This Agreement shall not be construed as granting any ownership rights in DST to Fund Customer.

                  (c) DST represents, covenants, and warrants that DST will use Fund Customer Information only in compliance with (i) the provisions of this Agreement, (ii) its own Privacy and Information Sharing Policy, as amended and updated from time to time, (iii) privacy laws applicable to the FAN Services, including the GLB Act as applicable and (iv) as directed by authorized persons of the Customer in writing.

         Section 7.4 LIMITATIONS; SURVIVAL. The provisions of this Article VII shall not apply to any information if and to the extent it was (i) independently developed by the receiving Party as evidenced by documentation in such Party's possession, (ii) lawfully received by it free of restrictions from another source having the right to furnish the same, (iii) generally known or available to the public without breach of this Agreement by the receiving Party or (iv) known to the receiving Party free of restriction at the time of such disclosure. The Parties agree that immediately upon termination of this Agreement, without regard to the reason for such termination, the Parties shall forthwith return to one another all written materials and computer software which are the property of the other Party. All of the undertakings and obligations relating to confidentiality and nondisclosure in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

                                  ARTICLE VIII

                                  FORCE MAJEURE
                                  -------------

         Without limiting the scope of DST's obligations under this Agreement, Customer acknowledges that the Internet is not a secure or reliable environment, and that the ability of DST to deliver FAN Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties. DST shall not be liable for any delays or failures to perform any of its obligations hereunder to the extent that such delays or failures are due to circumstances beyond its reasonable control, including acts of God, strikes, riots, terrorist acts, acts of war, power failures, functions or malfunctions of the Internet, telecommunications services (including wireless), firewalls, encryption systems and security devices, or governmental regulations imposed after the date of this Agreement provided, however, to the extent such issues relate to equipment of DST, DST used reasonable efforts to maintain such equipment.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         Section 9.1 GOVERNING LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the state of Missouri, without reference to the conflict of laws provisions thereof.

         Section 9.2 CAPTIONS. Captions used herein are for convenience of reference only, and shall not be used in the construction or interpretation hereof.

         Section 9.3 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall be deemed one and the same Agreement.

         Section 9.4 PARTIES' INDEPENDENT CONTRACTORS. The Parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them, and none of them shall have the power of authority to bind or obligate the others in any manner not expressly set forth herein.

         Section 9.5 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby unless either of the Parties shall, in its reasonable determination, conclude that it shall be materially prejudiced by such holding of invalidity, illegality or unenforceability, in which case such Party may terminate this Agreement by thirty (30) days written notice to the other.

         Section 9.6 NO WAIVER. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. Any consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall not constitute consent to, waiver of, or excuse for any other different or subsequent breach.

         Section 9.7 ASSIGNMENT. Neither this Agreement nor all or any of the rights and obligations of either Party hereunder shall be assigned, whether by agreement or by operation of law to any Person other than an affiliate of the assigning Party, without the prior written consent of the other Party, and any attempt to do so shall be void. No such permitted assignment shall relieve the assigning Party of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors, permitted assigns and legal representatives of the Parties hereto.

         Section 9.8 NOTICES. All notices, requests or communications required hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered personally against written receipt, (ii) three (3) days after posting by certified mail, postage prepaid, return receipt requested,
(iii) upon confirmed receipt, if delivered by telecopier or (iv) the next day if delivered by a recognized overnight commercial courier, such as Federal Express or DHL, addressed in each instance to the Parties at the addresses set forth below the signatures of the parties at the end of this Agreement (or at such other addresses as shall be given by either of the Parties to the other in accordance with this Section 9.8).

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

         Section 9.9 ENTIRE AGREEMENT. This Agreement and its Exhibits together constitute the complete understanding and agreement of the Parties with respect to the subject matter hereof, and supersede all prior communications with respect thereto. They may not be modified, amended or in any way altered, except in a writing signed by both Parties. No agent of any Party hereto is authorized to make any representation, promise or warranty inconsistent with the terms hereof.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES ON FOLLOWING PAGE.]

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

         IN WITNESS WHEREOF, the Parties hereto have set their hands by their authorized representatives as of the year and date first hereinabove indicated.

The Japan Fund, Inc.                 DST SYSTEMS, INC.

By /S/ WILLIAM L. GIVENS             By /S/ ROBERT L. TRITT
   ------------------------------       ------------------------
  Name:    William L. Givens           Name:    Robert L. Tritt
  Title:   CEO                         Title:   Group Vice President
  Address: c/o State Street Corp.      Address: 1055 Broadway, Ninth Floor
           2 Avenue de Lafayette                Kansas City, Missouri 64105-1594
           LCC0695, PO Box 5049        Tel: (816) 435-8474
           Boston MA 02111             FAX: (816) 435-4416
  Tel:  (617) 739-5078
  FAX:  (617) 734-7277

                                       10
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                                 SERVICE EXHIBIT

                                  WEB SERVICES

1. WEB SERVICES. Customer has requested, and DST will provide Web Services as one of the FAN Services provided pursuant to the terms of the DST FAN Services Agreement (the "Agreement") between Customer and DST. Through Web Services, Shareholders may submit Transaction requests to the Fund's transfer agency system via the Internet as described further in this Service Exhibit.

2. DEFINITIONS. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Agreement):

         o "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Customer (or an Internet Service Provider ("ISP") hired by Customer) connected to the Internet and accessible by hypertext link through the World Wide Web, where Shareholders may view information about the Funds and access the various Transaction screens provided by Customer.

         o "FAN Web Authentication" shall mean the Shareholder authentication process, utilized by Web Services if Customer has not chosen Single Signon as one of the FAN Options, whereby Shareholder authentication information is collected and transmitted, and Shareholder personal identification number (PIN) information is created, changed and reset via an Internet link between the DST Web Site and the Shareholder's web browser.

         o "Shareholder" shall mean the record owner or authorized agent of the owner of shares of a Fund.

         o "Single Signon" shall mean the function of Web Services, available to Customer as one of the FAN Options, enabling Customer to (i) manage Shareholder login procedures at the Customer Web Site and collect Shareholder authentication information and pass such information to the DST Web Site for Shareholder authentication utilizing server-to-server "https" requests and text responses between the DST Web Site and the Customer Web Site, and (ii) create, change and reset Shareholder personal identification number (PIN) information directly at the Customer Web Site.

3. DST RESPONSIBILITIES. In connection with its performance of Web Services, DST shall:

                  (a) receive Transaction requests electronically transmitted to the DST Web Site via the Internet following execution of a link from the Customer Web Site to the DST Web Site and route Transaction requests through FAN to Customer's transfer agency system, using Single Signon or FAN Web Authentication, as applicable, for the collection and presentation of Shareholder authentication information;

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

                  (b) for each Transaction request received, route Transaction information from Customer's transfer agency system through FAN to the Internet to be viewed by Users;

                  (c) deliver to Customer a DST FAN Options User Guide and FAN Options instruction form; and update FAN Options as necessary when provided written instructions from Customer, and

                  (d) perform all other DST obligations as set forth in the Agreement.

4. CUSTOMER RESPONSIBILITIES. In connection with its use of Web Services, Customer shall:

                  (a) provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Customer Web Site;

                  (b) design and develop the Customer Web Site functionality necessary to facilitate and maintain the hypertext links to the DST Web Site and the various Transaction Web pages and otherwise make the Customer Web Site available to Shareholders;

                  (c) provide the FAN Options to DST for each Fund in writing on forms provided by DST and update the FAN Options in writing as required by Customer from time to time;

                  (d) if Customer has selected Single Signon as one of the FAN Options, collect at the Customer Web Site via Single Signon, and incorporate into the Transaction request, the Shareholder authentication information for the specified Transaction, as applicable for the Transaction and the FAN Options chosen by Customer;

                  (e) provide DST with such other written instructions as it may request from time to time relating to the performance of DST's obligations hereunder; and

                  (f) perform all other Customer obligations as set forth in the Agreement.

5. FEES. The fees payable to DST by Customer for Web Services are set forth on the Fee Schedule attached to this Service Exhibit.

6. CUSTOMER-CONTROLLED CONTENT. DST provides Customer the ability to post content (plain text or HTML) to Customer's portion of the DST Web Site rather than have DST develop and install the content. This content is displayed and viewable to all Users authorized by Customer. The use of this feature is optional, at the discretion of Customer, and is subject to the following terms and conditions:

                  (a) Customer is solely responsible for any and all content and hyperlinks displayed in the Customer-Controlled Content Areas of the DST Web Site.

                  (b) Customer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hyperlinks at the Customer-Controlled Content Areas of the DST Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

                  (c) DST reserves the right, but has no duty, to monitor the Customer-Controlled Content Areas of the DST Web Site for adherence to the terms of this Agreement and may disclose any and all data and information posted to the Customer-Controlled Content Areas of the DST Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

                  (d) DST reserves the right, but has no duty, to prohibit conduct, promotional material, hyperlinks to certain sites, comments, responses or any communication, data, information or content posted to the Customer-Controlled Content Areas of the DST Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

                  (e) Customer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Customer-Controlled Content Areas of the DST Web Site or to any site on the Internet accessed from a hyperlink at the Customer-Controlled Content Areas of the DST Web Site. Accordingly, Customer agrees that DST has no liability for any action or inaction with respect to content or hyperlinks posted to or deleted from the Customer-Controlled Content Areas of the DST Web Site and Customer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney's fees) arising out of the posting of content or hyperlinks at the Customer-Controlled Content Areas of the DST Web Site.

         EXHIBIT TERM:

         October 8, 2007 through October 7, 2008.

         At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve (12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Agreement and this Service Exhibit as set forth in
         Article 5 of the Agreement.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES ON FOLLOWING PAGE.]

The Japan Fund, Inc.                 DST SYSTEMS, INC.

By /S/ WILLIAM L. GIVENS             By /S/ ROBERT L. TRITT
   ------------------------------       ------------------------
  Name:    William L. Givens           Name:    Robert L. Tritt
  Title:   CEO                         Title:   Group Vice President
  Address: c/o State Street Corp.      Address: 1055 Broadway, Ninth Floor
           2 Avenue de Lafayette                Kansas City, Missouri 64105-1594
           LCC0695, PO Box 5049        Tel: (816) 435-8474
           Boston MA 02111             FAX: (816) 435-4416
  Tel:  (617) 739-5078
  FAX:  (617) 734-7277

                        FAN WEB SERVICES - TA2000 CLIENT

==================================================================================== ========================
                                     FEE TYPE                                        CHARGE
------------------------------------------------------------------------------------ ------------------------
Initial Implementation Site Setup Fee(1)                                             $15,000.00
------------------------------------------------------------------------------------ ------------------------
Each Additional Site Setup Fee                                                       $5,000.00
------------------------------------------------------------------------------------ ------------------------
Transaction Fees(2), (3)
------------------------------------------------------------------------------------ ------------------------
         Portfolio Level Inquiries                                                   $.07
------------------------------------------------------------------------------------ ------------------------
         Account Level Inquiries                                                     $.05
------------------------------------------------------------------------------------ ------------------------
         Maintenance/Financial Transactions                                          $.10
------------------------------------------------------------------------------------ ------------------------
         New Account Establishment                                                   $.35
------------------------------------------------------------------------------------ ------------------------
         Auxiliary Processing                                                        $.03
------------------------------------------------------------------------------------ ------------------------
Monthly Base Fee (This is in addition to the monthly transaction fee total)          $3,000.00
 (Vision(TM)Product not included)(4)
------------------------------------------------------------------------------------ ------------------------
Fund-Specific Enhancements/Consulting                                                By Quote
==================================================================================== ========================

MONTHLY ACTIVITY DISCOUNT STRUCTURE
DST will offer Customer monthly activity discounts based on the total number of Transactions incurred by Customer in such month. The monthly discount shall be applied to Transaction Fees only. The following discount schedule will apply:

------------------------------------ ---------------------------
Monthly Activity                     Activity Discount
------------------------------------ ---------------------------
0 - 150,000                          No Discount
150,001 - 250,000                    $.0050
250,001 - 500,000                    $.0075
500,001 - 1,000,000                  $.0100
1,000,001 - 2,000,000                $.0150
2,000,001 - 3,000,000                $.0175
Greater than 3,000,000               $.0200
------------------------------------ ---------------------------

Example of Monthly Discount:
IF CUSTOMER HAS 400,000 TRANSACTIONS IN A GIVEN MONTH, A $.005 DISCOUNT WILL BE APPLIED TO 100,000 OF THE TRANSACTIONS, AND A $.0075 DISCOUNT WILL BE APPLIED TO 150,000 OF THE TRANSACTIONS. THE REMAINING 150,000 TRANSACTIONS ARE BILLED ACCORDING TO THE STANDARD TRANSACTION FEES.

----------
(1) The Initial Implementation Site Setup Fee includes establishment of FAN Options and site setup. The fee also includes 100 hours of assistance from the FAN Web Group's Business Analysts or technical staff. Any hours in excess of these hours will be billed at DST's then standard FAN rates.
(2) These fees apply only where Customer provides a link from the Customer Web Site to the DST Web Site.
(3) Other Transactions may be supported in the future, the fees for which will be determined at that time. Customer will not be obligated to offer such new Transaction types.
(4) The FAN Web monthly usage fee is a combination of the $3,000.00 monthly base fee and the cumulative total of all transactions processed.

                       SECURITY PROCEDURES - WEB SERVICES

1. ID / PASSWORD REQUIREMENTS

Initial authentication of a Shareholder in FAN is accomplished with account number and Social Security Number (SSN) and is used to issue a personal identification number (PIN) to the Shareholder.

Thereafter, Shareholder authentication may be accomplished by either of the three following methods, determined by the FAN Options selected by Customer:

METHOD ONE
----------
Required - Account number is used as the identification (ID) of the Shareholder.

Required - The PIN is used as the access to the entered account.

Optional Requirement - Social Security Number may be chosen as an additional required field by Customer, as part of the FAN Options, to add another level of authentication to access the entered account number.

METHOD TWO
----------
Required - Social Security Number (SSN) of the Shareholder.

Required - The PIN is used as the access to the entered account.

METHOD THREE
------------
Required - User ID of the Shareholder. As part of the initial access, the Shareholder establishes a User ID based on criteria established by Customer as part of the FAN Options.

Required - The PIN is used as the access to the entered account.

2. ENCRYPTION

The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the DST Web Site and block communications through the DST Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the DST Web Site is 128-bit encryption.

3. NETWORK ACCESS CONTROL

A computer referred to as a "router" is located between the Internet backbone connection and the DST Web server. The purpose of the router is to control the connectivity to the DST Web server at the port level. This equipment is located at DST's Winchester data center, but it is administered and maintained by an independent firewall provider. Changes to the systems residing on this computer are submitted to the firewall provider for remote administration. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the

DST Web server to the suite of Hyper-Text Transfer Protocols ("HTTP") transmissions. Ports on the router are configured to be consistent with ports on the DST Web server. DST is advised by its current firewall provider that all other ports on the router other than those configured for the DST Web server are not accessible from the Internet.

The DST Web server utilizes a UNIX operating system. All services and functions within the DST Web server operating system are deactivated with the exception of services and functions which support HTTP. This is the required service for HTML content which is what the FAN Transactions are based upon. The general purpose of this feature is to prevent external users from entering UNIX commands or running UNIX based processes on the DST Web server. All ports on the DST Web server, except those required by FAN (the ports accessed through the fire wall provider's router), are disabled. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

DST administrators gain access to the DST Web server through the physical console connected to the DST Web server, or through the internal network via DST Secure ID.

FAN also incorporates a data mapping system referred to as the "CICS Mapper". The function of the CICS Mapper is to perform data packaging, security interrogation, and protocol conversion. Data received by the CICS Mapper from the DST Web server is interrogated for authenticity, repackaged for the DST TA/2000 mainframe system, and protocols are converted for communication.

The CICS Mapper is programmed to terminate the session/Transaction between the Shareholder and FAN if data authentication fails. Alerts are provided to system administrators upon termination.

4. LIMITATION OF USERS

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. INDEPENDENCE OF EACH CUSTOMER'S LOCATION ON THE WEB SERVER

Independence of customer presence on the DST Web server is accomplished by establishing individual data set partitions on the DST Web server that are designed to be separate from other partitions. Each customer's presence resides within a separate data and directory structure on the DST Web server. The base transaction code required by FAN is, however, shared by all data set partitions.

Each customer URL on the DST Web server will identify a separate customer presence. The customer URL is designed to omit distinguishing characteristics of the URL which could identify the customer or DST to the Shareholder, and each customer will have a unique URL. The URL is in the following format:

128 bit encryption example:

https://www3.financialtrans.com/ft/Disclaim?cz=123456789
where the data following the `cz=' will be unique to Customer. The Customer URL is not advertised by DST. Initial access to the Customer presence on the DST Web server will be through the Customer Web Site.

Book marking of HTML pages within Customer's site on the DST Web server is not allowed with the exception of either a legal terms page or the logon page, which is the initial page presented to the Shareholder upon entry to the DST Web server. The FAN Options selected by Customer determine which initial page will be displayed to the Shareholder.

6. RIGHT TO AUDIT

Customer may audit, at its expense, the DST Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the DST Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Customer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Customer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Customer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                                 SERVICE EXHIBIT

                                 VISION SERVICES

1. VISION SERVICES. Customer has requested, and DST will provide Vision Services as one of the FAN Services pursuant to the terms of the Master Agreement for DST FAN Services (the "Agreement") between Customer and DST. The Vision Services (the "Vision Services") consist of the services provided by DST utilizing FAN(R), the Vision Web Site, the Distribution Support Services Web Site, the Internet, and other systems provided by DST and telecommunications carriers, whereby Users may view account/contract information related to a Customer's Financial Products or submit Transaction requests directly to the Financial Product's transfer agent via the Internet, as described further in this Service Exhibit.

2. DEFINITIONS. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Agreement):

         o "Customer Web Site" shall mean the collection of electronic documents or pages residing on the computer system of Customer (or an Internet Service Provider ("ISP") hired by Customer) connected to the Internet and accessible by hypertext link through the World Wide Web, where Users may view information about the Financial Products and access the various Transaction screens made available through Vision.

         o "Distribution Support Services Web Site" shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently, https://www.dstdss.com), linked to the Internet and accessible by hypertext link through the World Wide Web, which Customer may access to view information about Users and approve/deny access requests by Users.

         o "Financial Products" shall mean mutual funds, or real estate investment trusts or limited partnerships or other similar financial products, and "Financial Product Units" or "Units" shall mean the shares or units of a Financial Product held by a record owner.

         o "Transactions" shall mean new account establishment, account inquiries, purchases, redemptions through Automated Clearing House, fed wire, or check to the address of record for the Financial Product account, exchanges, maintenance and other transactions offered from time to time through Vision Services.

         o        "Unit Holder" shall mean the record owner of Financial Product
                  Units.

         o "User(s)" shall mean the authorized agents, selling agents and other intermediaries (i.e., broker/dealers, registered investment advisors or registered representatives) acting on behalf of record owners of Units of a Financial Product whom Customer has authorized to use Vision.

         o "Vision Web Site" shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently https://www.dstvision.com), linked to the Internet and accessible by hypertext link through the World Wide Web, which Users may access to view account/contract information or to request Transactions on behalf of the record owners they are acting on behalf of.

         o "Vision Implementation Procedures" shall mean the optional features and functions of Vision Services which are selected by Customer, and the processes needed to activate these functions, for the various components of Vision, a copy of which has been provided to Customer.

3. DST RESPONSIBILITIES. In connection with its performance of Vision Services, DST shall:

                  (a) receive Transaction requests electronically transmitted by Users to the Vision Web Site via the Internet and route Transaction requests through FAN to Customer's transfer agency system;

                  (b) deliver to Customer a Vision Implementation Procedures instruction form;

                  (c) provide all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate FAN, the Vision Web Site and the Distribution Support Services Web Site;

                  (d) deliver a monthly billing report to Customer, which shall include a report of Transactions, by type, processed through Vision Services; and

                  (e) perform all other DST obligations as set forth in the Agreement.

4. CUSTOMER RESPONSIBILITIES. In connection with its use of Vision Services, Customer shall:

                  (a) provide the Vision Implementation Procedures to DST for each Financial Product in writing on forms provided by DST and update the FAN Options in writing as required by Customer from time to time (Vision is offered in a generic format with limited Financial Product customization, as described in the Vision Implementation Procedures);

                  (b) provide DST with such other written instructions as it may request from time to time relating to the performance of DST's obligations hereunder; and

                  (c) perform all other Customer obligations as set forth in the Agreement.

         As a condition of a User's access to the Services, Customer acknowledges that each User must comply with all User Enrollment and Authorization Procedures described in the Security Procedures Section of this Vision Exhibit.

         If Customer chooses to allow Users to use the Vision Services via Customer's Web Site, Customer shall also:

                  (d) provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Customer Web Site; and

                  (e) design and develop the Customer Web Site functionality necessary to facilitate and maintain the hypertext links to the Vision Web Site and the various Transaction Web pages and otherwise make the Customer Web Site available to Users.

5. CUSTOMER CONTROLLED MARKETING CONTENT. Through the Vision Web Site, DST provides Customer the ability to post content (plain text or HTML) including hypertext links to other Web sites, that is displayed and viewable to all Users authorized by Customer. The use of this feature of Vision is optional, at the discretion of Customer, and subject to the following terms and conditions:

                  (a) Customer is solely responsible for any and all content and hypertext links displayed in the Customer controlled content areas of the Vision Web Site.

                  (b) Customer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hypertext links in the Customer controlled content areas of the Vision Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

                  (c) DST reserves the right, but has no duty, to electronically monitor the Customer controlled content areas of the Vision Web Site for adherence to the terms of this Agreement and may disclose any and all data and information posted to the Vision Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

                  (d) DST reserves the right, but has no duty, to prohibit conduct, promotional material, hypertext links to certain sites, comments, responses or any communication, data, information or content posted to the Customer controlled content areas of the Vision Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

                  (e) Customer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Vision Web Site or to any site on the Internet accessed from a hypertext link at the Vision Web Site. Accordingly, Customer agrees that DST has no liability for any action or inaction with respect to content or hypertext links posted to or deleted from the Customer controlled content areas of the Vision Web Site and Customer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney's fees) arising out of the posting of content or hypertext links at the Customer controlled content areas of the Vision Web Site.

6. CHANGE IN DESIGNATED FINANCIAL PRODUCTS. Upon ten (10) days prior notice to DST, Customer may change the Financial Products designated to participate in Vision Services by delivering to DST, in writing, a revised list of participating Financial Products.

7. ADVERTISING AND PRODUCT PROMOTION. Regarding the Vision Web Site, DST will not enable advertising or product promotion by any participating or non-participating product manufacturer or third-party service provider. This includes but is not limited to all uses and forms of pop-ups, Adobe Flash presentations, banner advertisements, promotional hypertext links, etc. DST may, in its discretion, enter into agreements with service providers (E.G., Morningstar) that are deemed by DST to be of value to Users, which services may require the use of links and awareness mechanisms. In such event, for the purposes of this provision, such services shall not be considered advertising.

8. INDEMNITY FOR ACTIONS OF USERS. Customer acknowledges that the use of Vision by Users to conduct Transactions on behalf of Unit Holders presents risks arising from the actions of such Users. Accordingly, Customer hereby indemnifies and holds DST harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, arising out of financial or other consequences of Transactions conducted by Users, or out of disputes as to the authority of Users to conduct Transactions, except, in any such case, to the extent such liabilities are attributable to the failure by DST to perform its obligations under the Agreement or this Service Exhibit or to fraud or Intentional Malevolent Act (as defined in Section 6.2 of the Agreement) on the part of DST.

9. FEES. The fees payable to DST by Customer for Vision Services are set forth on the Fee Schedule attached to this Service Exhibit.

EXHIBIT TERM:

October 19, 2007 through October 18, 2008.

At the end of the initial Exhibit Term above (the "Initial Exhibit Term"), this Service Exhibit shall automatically renew for additional, successive twelve
(12)-month terms (each, a "Renewal Exhibit Term") unless terminated by either Party by written notice to the other at least sixty (60) days prior to the end of the Initial Exhibit Term or any Renewal Exhibit Term, in which case the effective date of such termination notice shall be the end of the relevant Initial Exhibit Term or Renewal Exhibit Term. The Initial Exhibit Term and any Renewal Exhibit Term(s) are referred to herein as the Exhibit Term. Nothing in this paragraph shall alter or affect either Party's ability to terminate the Agreement and this Service Exhibit as set forth in Article V of the Agreement.

The Japan Fund, Inc.                 DST SYSTEMS, INC.

By /S/ WILLIAM L. GIVENS             By /S/ ROBERT L. TRITT
   ------------------------------       ------------------------
  Name:    William L. Givens           Name:    Robert L. Tritt
  Title:   CEO                         Title:   Group Vice President
  Address: c/o State Street Corp.      Address: 1055 Broadway, Ninth Floor
           2 Avenue de Lafayette                Kansas City, Missouri 64105-1594
           LCC0695, PO Box 5049        Tel: (816) 435-8474
           Boston MA 02111             FAX: (816) 435-4416
  Tel:  (617) 739-5078
  FAX:  (617) 734-7277

                                     VISION

                                  FEE SCHEDULE

PRICING
-------
DST has a standard fee schedule for all Vision customers. The fee schedule is the same regardless of whether or not the Vision customer is also a customer of TA2000. DST will continue to maintain a single fee schedule for all participating management companies.

ID CHARGES
----------
NUMBER OF ID BREAKPOINTS                      ID CHARGE BREAKPOINTS
------------------------                      ---------------------
1 - 500                                       $5.00 per month/per ID for each of the first 500 IDs
501 - 1,000                                   $4.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000                                 $3.00 per month/per ID for each of the next 1,000 IDs
2,001 - 3,000                                 $2.00 per month/per ID for each of the next 1,000 IDs
3,001 - +                                     No charge for each additional ID over 3,000

In accordance with the schedule above, ID Charges cannot exceed a monthly maximum of $9,500.

INQUIRY CHARGES
---------------
Initial Set-up Fee                                                     None
Standard Per View Charge                                               $0.05
Global Book of Business Per View Charge                                $0.025
Monthly Minimum                                                        None

A view is defined as the complete process of an information request being initiated by the Vision User to the underlying recordkeeping system, and the corresponding response returned from the underlying recordkeeping system to the Vision User's browser.

STATEMENT CHARGES
-----------------
Individual Statement Retrieval Charge                       $0.05 per statement
Batch Statement Load Charge                                 $0.03 per image
Monthly Statement Interface Support Charge(1)               $1,300
Monthly Minimum                                             None

Each individual statement presented shall be a separate retrieval and therefore be a separate charge, i.e., any related statement or historical statement, even if referred to on the requested statement, shall be a

----------
(1) The Monthly Statement Interface Support Charge shall only be imposed if Customer elects to offer electronic statements as a part of the Vision Services through a statement vendor, or proprietary offering, other than DST Output, LLC or a subsidiary of DST Output, LLC. If Customer uses DST Output, LLC or a subsidiary of DST Output, LLC as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

separate Statement Retrieval Charge. Further, the Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.

The Batch Statement Load per-image charge will only be assessed at the time the statements are provided to Vision by the statement vendor, not at the time of viewing or downloading. Statements may be retrieved multiple times during the on-line availability period, but the management company is only charged once. Once the on-line availability period ends, the statements may be requested again and new charges would be assessed.

EMAIL ALERT CHARGES
-------------------
Per email charge                                                  $0.05 regardless of the number of
                                                                  confirmations included in the email

TRANSACTION PROCESSING CHARGES(2)
---------------------------------
Initial Set-up Fee(3)
         Existing FAN Users                                       $2,500
         All Others                                               $5,000
Purchase, Redemption, Exchange, Maintenance                       $0.10 each
NSCC Reject Processing (per reject)                               $0.10 each
New Account Establishment (each new account transaction           $0.35
       may contain one or more new accounts)
Monthly Minimum(4)
                                                                  the greater of $500 or actual
                                                                  usage charge

FUND FAMILY VISION ADDITIONAL FEES
----------------------------------

Fund Family Vision(5) is an optional element of the Vision Services which provides Customer the ability to offer integrated access to Vision through the Customer Web Site as described in more detail in the Fund Family Vision Implementation Guide.

         BASIC PACKAGE
         -------------
         When a User requests access to Vision, Customer's Web Site will launch a frame-set containing Customer's header within the top frame and Customer's custom version of Vision within the

----------
(2) Transaction Processing is an optional element of Vision Services. Customer will not be assessed the Monthly Minimum or any Transaction Processing Charges until one or more of the Transaction types are made available to Users.
(3) The Initial Set-up Fee shall be waived for set-ups that involve only NSCC Reject Processing. For all other transaction processing this Fee shall apply and shall be assessed only once per management code.
(4) NSCC Reject Processing shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.
(5) Participation in the Fund Family Vision offering (both Basic and Premium Packages) is subject to the terms and conditions set forth on Exhibit A attached to this Service Exhibit.

         lower frame. The customizable components are described in the Fund Family Vision Implementation Guide.

         PREMIUM PACKAGE
         ---------------
         In addition to the integration provided in the Basic Package, the Premium Package provides four additional features as follows:

                AUTHENTICATION - Provides seamless integration between Customer's Web Site and Vision.

                CONTENT MANAGEMENT - Enables Customer to publish marketing or other types of customer-specific content to DST-designated areas within DST-designated Vision screens without manual DST intervention.

                FUND SPECIFIC NAVIGATION - Enables Customer, if Customer participates in Client List for Fund Family Vision, to define links within the left navigation that will direct the User to specific destinations on Customer's Web Site.

                WEB STATS - Provides enhanced reporting of usage patterns and general Web activity.

FEES(6) In addition to the other Vision fees as described in this Vision fee schedule, the following Fund Family Vision Additional Fees apply:

         BASIC PACKAGE

         In the event Customer elects to utilize the Fund Family Vision option, if the Customer is paying less than the monthly maximum in Vision ID Charges ($9,500), the additional fee for the Fund Family Vision Option shall be a monthly amount equal to the lesser of (i) $1,000 per month, or (ii) the difference between the current ID Charges and the amount needed to reach the $9,500 monthly ID Charge maximum. Customer may utilize the Fund Family Vision option free of charge for so long as Customer is paying the monthly maximum in Vision ID Charges ($9,500).


         PREMIUM PACKAGE(7)

         Initial Set-up Fee                                            $5,000
         Monthly Fee                                                   $3,000


VOLUME DISCOUNTS
----------------
Discount Schedule (monthly)(8)

                                   $7,500 - $15,000               20%
                                   $15,001 - $30,000              25%
                                   $30,001 - $45,000              30%
                                   $45,001 - +                    35%
----------
(6) Fund Family Vision fees are not included for purposes of calculating the Vision Volume Discount, as described under Volume Discounts.
(7) The Premium Package Initial Set-up Fee and Monthly Fee shall be waived for Platinum Level customers.
(8) Volume Discounts apply to all Inquiry Charges, Individual Statement Retrieval Charges, Batch Statement Load Charges, Email Alert Charges, Transaction Processing Monthly Minimum and Transaction Processing Charges. ID Charges, Monthly Statement Interface Support Charges, Email Alert Charges, Transaction Processing Initial Set-up Fee, and Fund Family Vision Additional Fees are not included in Volume Discount calculations.

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

Each affiliate of Customer with a separate management code in the DST system will be charged separately and will not be aggregated for purposes of ID Charges or Volume Discounts.

PLATINUM/GOLD DISCOUNT
----------------------
An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST's Vision Services if Customer is utilizing DST's Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

         At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined monthly usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. In the event the average monthly usage fees paid equal or exceed at least $15,000.00, Customer shall receive the following discounts on Vision Services fees for the then current calendar year:

         GOLD LEVEL
         ----------

                  Qualification: Average combined monthly usage fees paid by
                           Customer for Basic FAN Mail Services and Vision Services equal or exceed $15,000.00 ($180,000 annually) but are less than $25,000.00.

                  Discount: The discount for each billing cycle equals 2 1/2% of
                            Vision usage fees billed for such cycle.

         PLATINUM LEVEL
         --------------

                  Qualification: Average combined monthly usage fees paid by
                           Customer for Basic FAN Mail Services and Vision Services equal or exceed $25,000.00 ($300,000 annually).

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                  Discount: The discount for each billing cycle equals 5% of
                            Vision usage fees billed for such cycle.

         If Customer qualifies, the discount shall be shown on each invoice issued to Customer.

                                     VISION

                               SECURITY PROCEDURES

1. A.    ID/PASSWORD REQUIREMENTS - USERS

Authentication of a User in Vision is based on the Vision Operator ID and Password.

Required - The Vision Operator ID, assigned by DST, shall have access authorization as determined by the Customer. This may include the following access levels, at Customer's option, the contents of which shall be determined by the Customer:

         Unrestricted Access - This allows the User to view any account information for all of Customer's Financial Products.

         Dealer Level Access - This allows the User to view any account information with the authorized dealer number.

         Dealer/Branch Level Access - This allows the User to view any account information with the authorized dealer and branch combination.

         Dealer/Representative Level Access - This allows the User to view any account information with the authorized dealer and representative combination.

         Tax ID Level Access -This allows the User to view any account with the authorized Social Security Number and/or TIN of the Unit Holder.

         Trust/TPA Access - This allows the User to view any account with the authorized trust company or Third Party Administrator number assigned to the underlying account/contract.

Required - Password is used in conjunction with Vision Operator ID to access the Vision Web Site, which consequently provides access to any Financial Product account information that has been previously authorized by Customer. Vision does not use a personal identification number (PIN).

1. B. ID/PASSWORD REQUIREMENTS - CUSTOMER POINT OF CONTACT

Authentication of a Customer point of contact in the Distribution Support Services Web Site is based on an Operator ID and Password.

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

Required - The Operator ID, chosen by the Customer, shall have access as determined by the Customer. Access will be specific to the management company associated with the Customer. This may include the following access levels, at Customer's option, inquiry only access (Customer point of contact may only view information related to Users) or update access (Customer point of contact may update profiles related to Users, including, but not limited to, changing, adding and deleting User information). DST shall store the Operator ID and associated access levels. Any personnel changes or access changes affecting the Customer point of contact must be communicated to DST promptly.

Required - Password is used in conjunction with Operator ID to access the Distribution Support Services Web Site, which consequently provides access to any User information (profile, firm, address, authorization information, etc.)

2. ENCRYPTION

The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the Vision Web Site and the Distribution Support Services Web Site and block communications through the Vision Web Site or the Distribution Support Services Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the Vision Web Site and the Distribution Support Services Web Site is 128-bit encryption.

3. NETWORK ACCESS CONTROL

A device referred to as a "firewall" is located between the Internet and the collection of electronic documents or pages residing on DST's computer system, linked to the Internet and accessible by hypertext link through the World Wide Web, where the data fields and related screens provided by DST may be viewed by Recipients who access such site ("DST Web Site"). The purpose of the firewall is to control connectivity to the DST Web Site at the port level. This equipment is located and administered at DST's Winchester data center. Changes to the systems residing on this computer are submitted through the DST change control process. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web Site. Ports on the firewall are configured to be consistent with ports at the DST Web Site.

All services and functions within the DST Web Site are deactivated with the exception of services and functions which support the transfer of files. All ports on the DST Web Site are disabled, except those ports required to transfer files. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

4. LIMITATION OF USERS

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

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

5. RIGHT TO AUDIT

Customer may audit, at its expense, the Vision Web Site and the Distribution Support Services Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the Vision Web Site and the Distribution Support Services Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Customer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Customer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Customer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

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
                  USER ENROLLMENT AND AUTHORIZATION PROCEDURES

         The following procedures are part of the Security Procedures applicable to Vision Services.

1.       ENROLLMENT.
         -----------

         Each User is required to complete an Electronic Enrollment Form, which is available at a URL designated by DST (at the date of this Agreement
         - www.dstvision.com). Users enrolling for access may complete the enrollment process by providing DST with information called for in the Electronic Enrollment Form about their practice and the Financial Products they wish to access.

2.       CUSTOMER AUTHORIZATION.
         -----------------------

         Upon receiving a completed Electronic Enrollment Form from a User, DST will make available an Authorization Request to Customer (point of contact) through the Distribution Support Services Web Site. The Authorization Request will identify the level of access requested and the security criteria as well as provide a sample client Tax ID/Social Security Number.

         Through the Distribution Support Services Web Site, the Customer point of contact is solely responsible for authorizing or denying each User request for access to Transactions through Vision. When authorizing requests, security criteria must be verified by Customer. This includes verifying:

         o Appropriate Level of Authorization. Please note, each authorization will provide access to the level indicated on DST's Authorization Request. Access may be requested at the dealer, dealer/branch, dealer/representative, tax ID, or Trust/TPA level.

         o Accurate Access Security Criteria. Customer must verify that each field authorized in the security criteria accurately represents the dealer/branch/representative or tax ID information which appears on the master of the representative's clients accounts. 100% of the representative's accounts should reflect the authorized criteria.

         Customer assumes all responsibility for verifying the security level of each new User authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Customer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire.

3.       PASSWORD & ID NOTIFICATION.
         ---------------------------

         When Customer approves an authorization request, the User's ID is updated for the authorized security and an e-mail is sent to the User notifying him/her of their Vision access. Users are required to establish their own initial password at a URL designated by DST (at the date of this Agreement - WWW.DSTVISION.COM/ASSIGNPSWD.HTML).

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
                                     VISION

                                    EXHIBIT A

              FUND FAMILY VISION PARTICIPATION TERMS AND CONDITIONS

The optional Fund Family Vision feature allows Customer to offer integrated access to the Vision Web Site. When a User requests access to Vision, Customer's host Web site ("Host Site") will launch a frame-set containing Customer's header within the top frame and Vision within the lower frame. By requesting Fund Family Vision, Customer instructs DST to proceed with implementation of Fund Family Vision in accordance with this Exhibit and the Fund Family Vision Implementation Worksheet. As part of Customer's instructions, Customer agrees to the following terms and conditions, which may modify or be in addition to the terms and conditions in the Agreement and/or Vision Service Exhibit:

GENERAL TERMS
o DST grants Customer a limited, non-exclusive, non-transferable, terminable right to display the Vision Web Site, including the content therein, within the Host Site, solely in connection with Customer's use of Fund Family Vision in accordance with the terms and conditions of the Agreement, the Vision Service Exhibit and this Exhibit A;

o Customer's frame-set may contain the Host Site's header only within the top frame and Vision within the lower frame. Vision must be displayed in the full-horizontal space of the bottom frame to avoid extensive wrapping;

o The Host Site will make no attempt to interfere with the normal functioning of Vision or display any content that would present Vision or Vision content in an unfavorable light or in any manner that is otherwise defamatory, libelous, misleading or obscene. Customer will not in any manner state or imply that DST or the Vision Web Site recommends or endorses Customer or any product or service sold or provided by Customer.

The optional Authentication feature of the Fund Family Vision (part of the Premium Package offering) allows Customer to offer single sign-in capability between the Host Site and DSTVision.com. In so doing, Customer's Host Site will provide entry fields for the Vision ID and password. The Vision ID and password will be passed from the User's browser to Vision where the ID and password combination will be validated and the User signed in to Vision. Upon validation at the Vision Web Site, Vision seamlessly redirects the User to Customer's Host Site. Through this redirect page sent by Vision, the Host Site will receive a session ID with the User's Vision ID. Customer will then cross-reference the Vision ID to an internally maintained ID database that identifies the User to Customer and determines what content the User is entitled to access on the Host Site. If the User selects an 'accounts' link while navigating within the Host Site, the User will access Vision without an additional sign-in.

If the User ID entered by the User is not a valid Vision ID but is a valid Host Site ID, Vision will pass the User ID and password to the Host Site for authentication. Users authenticated by the Host Site ID will not have access to Vision.


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

If Customer elects to implement the single sign-in feature of Fund Family Vision, as part of its instructions, Customer agrees to the following additional terms and conditions, which may modify or be in addition to the terms and conditions in the Agreement and the Vision Service Exhibit:

AUTHENTICATION
--------------

     o Customer agrees not to develop processes that store and retain the Vision ID and password entered on the Host Site Sign on page and acknowledges that doing so is a breach of the Agreement;

     o Customer agrees that when a User provides a Vision ID for access to Vision and/or Customer's advisor Web Site, the authentication of the User is based solely on the Vision ID and password received;

     o Customer agrees that User profile information associated with a given Vision ID (other than dealer/branch/rep info) may change and that DST will not notify Customer when that occurs; and

     o Customer agrees that authentication of the Vision ID and password are dependent upon the availability of systems at DST and that if those systems are not available, the single sign-in feature will not work.

In the event that any use by Customer of Fund Family Vision does not conform to this Exhibit A, in addition to its other rights and remedies under the Agreement and the Vision Service Exhibit, DST may immediately discontinue the provision of Fund Family Vision to Customer and upon DST's written notice, Customer will immediately disable the integrated access to the Vision Web Site.

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